SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934

                         Date of Report:
                         March 04, 1998


                     PACER TECHNOLOGY
-------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


                     California
---------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)




   0-8864                               77-0080305
--------------------                --------------------
Commission File No.                 IRS Employer ID No.


  9420 Santa Anita Avenue, Rancho Cucamonga,  California  91730
------------------------------------------------------------------
  (Address of principal executive office)              (Zip Code)





                               909-987-0550
                       ------------------------------
                        (Issuer's telephone number,
                             including area code)

Item 2.   Acquisition or Disposition of Assets
          -----------------------------------------------------
On March 04, 1998, Pacer Technology ("Pacer") completed the acquisition of certain assets of Cook Bates, Division of London International Group, Inc. Cook Bates designs, manufactures, and markets an extensive line of manicure products. These products are marketed under such name brands as Gem and Mr. Mustache. The Company holds numerous patents and also licenses such brand-name products as Oleg Cassini and Brut.
The assets purchased from Cook Bates primarily consisted of Inventory, fixed assets, and intellectual property. The total purchase price consisted of approximately $4,850,000 cash. The purchase price represented a nego-tiated discount from the estimated net book value of the assets acquired. The transaction was financed by Comerica Bank utilizing Pacer's existing line of credit facility. The costs for this acquisition have not been finalized. However, these will be reported on Form 8-KA when submitted.

Cook Bates has annual revenues of approximately $20 million and leases facilities in Spartansburg, S.C. and Venice, FL. Pacer intends to operate these facilities for approximately four months and subsequently plans to integrate these operations to existing Pacer locations.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a) Financial Statements of businesses acquired - Cook Bates.

     Audited financial statements will be submitted with the amended Form 8-K on Form 8-KA on or before May 18, 1998.

(b)  Proforma Financial Statements

     Audited pro forma financial statements will be submitted with the amended Form 8-K on Form 8-KA, on or before May 18, 1998.

(c)  Exhibits:

     2.1  Asset Purchase Agreement

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.



                             PACER TECHNOLOGY



                             ______________________
                             Roberto J. Cavazos, Jr.
                             Chief Financial Officer

Date: March 12, 1998

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly auithorized.



                             PACER TECHNOLOGY



                             /s/Roberto J. Cavazos, Jr.
                             --------------------------
                             Roberto J. Cavazos, Jr.
                             Chief Financial Officer


Date: March 12, 1998

-----------------------------------------------------------------

                            AGREEMENT
                             between
            LONDON INTERNATIONAL GROUP, INC. - SELLER
                               and
                  PACER TECHNOLOGY - PURCHASER
                               re
                  SALE OF ASSETS OF COOK BATES

-----------------------------------------------------------------

     This agreement ("Agreement") is made effective this 2nd day of March, 1998, by and between PACER TECHNOLOGY ("Purchaser"), a California Corporation having its principal office at 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, LONDON INTERNATIONAL GROUP, INC. ("Seller" or "LIG"), a New Jersey Corporation having its principal office at 3585 Engineer-ing Drive, Second Floor, Norcross, Georgia 30092, the transactional subject-matter of which is the sale of certain assets of the COOK BATES DIVISION ("Cook Bates") of Seller to Purchaser.

                            Recitals

     A. Seller has conducted, and continues to conduct, a business under the name and style "Cook Bates" which primarily engages in the business ("Business") of manufacturing, packaging, marketing and distributing manicure and nailcare implement products ("Manicure Implement Products") under generic, private label, brand-names, and valid brand-name licenses. The Cook Bates production facility ("Production Facility") is located in Spartanburg, South Carolina, and its distribution center ("Distribution Center") is located in Anderson, South Carolina

     B. For the consideration and on the terms and conditions provided in this Agreement, Seller desires to sell and Purchaser desires to purchase only those assets set forth in Section 1.1 and specifically excluding those assets set forth in Section 1.2.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:

                            Agreement

     1.    PURCHASE AND SALE OF ASSETS:
           ---------------------------
1.1  Purchased Assets:
     ----------------
     Subject to the terms and conditions set forth in this Agreement, on the Closing Date and through the Closing procedure specified in Section 5 hereof, for the purchase price hereafter specified, Seller agrees to sell, assign, transfer, convey, set over and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the following described assets associated with the Business (sometimes collectively referred herein as the "Assets"):

     1.1.1 United States and foreign patents, registered and unregistered trademarks, tradenames, trade dress, and service marks owned by Seller or LRC North America, Inc. ("LRC"), and currently or formerly used by Seller in connection with the Business as more particularly described and set forth in Schedule 1.1.1;

     1.1.2 All artwork and files for graphics and package design used by Seller exclusively in connection with the Business;

     1.1.3 All past and present customer and marketing information relating to the distribution or sale of Manicure Implement Products, including, customer list, payment histories, rebate and other pricing arrangements or commitments and all other ongoing customer contracts or commitments relating to the distribution or sale of Manicure Implement Products;

     1.1.4 All information concerning purchases and production of inventory and supplies, including costs, quality control and specifications, relating to the Business and a list of all suppliers to the Business;

     1.1.5 All other business records, trade secrets and other information to the extent used by Seller in connection with the Business;

     1.1.6 All technology and know-how used by Seller exclusively in connection with the Business;

     1.1.7 All of Seller's goodwill in the Business including, but not limited to, the name "Cook Bates", "Gem", "Cosmetco", or any names similar thereto;

     1.1.8 Seller's interest and rights under those brand-name licenses identified in Schedule 1.1.8 ("Name Brand Licenses");

     1.1.9 Seller's interest and rights under any and all customer purchase orders, purchase contracts, licenses, and indebtedness (but only to the extent assumed pursuant to Section 3 hereof) to which Seller is a party with respect to the Business and prepaid expenses identified in Schedule 1.1.9;

    1.1.10 All plant machinery, equipment, fixtures, office equipment, computer hardware and software of Seller as used in the Business as itemized and set forth in Schedule 1.1.10; and

    1.1.11 The following inventory items (collectively "Inventory"): (i) the onsite and offsite warehoused raw materials inventory relating to the Manicure Implement Products (herein the "Warehoused Raw Material Inventory" as itemized and set forth in Schedule 1.1.11(i); (ii) the raw materials inventory relating to the Manicure Implement Products which are in transit to Seller as to the Date of Closing (herein the "In Transit Inventory") as itemized and set forth in Schedule 1.1.11(ii); (iii) the onsite and offsite work-in-process inventory of the Manicure Implement Products (herein the "Work-In-Process Inventory") as itemized and set forth in Schedule 1.1.11(iii); (iv) any onsite or offsite finished goods inventory of the Manicure Implement Products (herein the "Finished Goods Inventory") as itemized and set forth in Schedule 1.1.11(iv); and
           (v) all returns of finished goods ("Returns") generally described in Schedule 1.1.11(v) [which will be dealt with in accordance with
           Section 2.3]. "Onsite and offsite" refers to those items of Inventory which are located at the Production Facility, Distribution Center, as well as in the hands of any third party being processed, packaged, modified or otherwise dealt with for the Business.

     All assets described in Sections 1.1 through 1.1.10 inclusive and specifically excluding any items of Inventory are collectively referred to herein as the "Tangible and Intangible Assets".

1.2  Excluded Assets:
     ---------------
     Assets other than those described in Section 1.1. above will be excluded from the transfer and sale of assets to Purchaser under this Agreement including, without limitation, the following assets of Seller related to or used by Seller in connection with the Business:


     1.2.1 Trade accounts receivable for goods actually shipped before Closing;

     1.2.2 Cash and cash equivalents of Seller;

     1.2.3 Insurance policies issued to Seller with respect to the Assets or the Business and any claims against and proceeds of such policies, subject, however, to Section 12.2.1 relating to continuation of products liability coverage for Manicure Implement Products sold by Seller prior to Closing;

     1.2.4 Any real property owned by Seller;

     1.2.5 U.S. Patent No. 4,943,462 (Nail Treatment Device); and

     1.2.6 Tax Refunds due to Seller with respect to any period ending on or before Closing;

1.3  Mechanism for Dealing with Inventory Assets:
     -------------------------------------------
     The different types of Inventory will be dealt with as follows:

     1.3.1 Warehoused Raw Material Inventory:
           ---------------------------------
           The Warehoused Raw Material Inventory corresponding with Seller's Perpetual Book Inventory listing, as set forth in
           Schedule 1.1.11(i) to be attached hereto at Closing, and updated through the Reconciliation procedure set forth in Section 2.5, will be delivered, and title relative thereto shall pass, to Purchaser, at Closing.

     1.3.2 In Transit Inventory:
           --------------------
           Purchaser shall receive and inspect each shipment of In
           Transit Inventory. Within five (5) days of such receipt, Purchaser shall notify Seller, in writing, as to what items set forth in Schedule 1.1.11(ii) are unusable or damaged and therefore not accepted by Purchaser. If Purchaser fails to so notify Seller, then Purchaser will be deemed to have purchased the shipment in its entirety, and the purchase price associated therewith shall be released from the In Transit Inventory Escrow Account specified in
           Section 2.2. If Purchaser exercises its rights of rejection, the unaccepted goods shall be excluded from the sale of the In Transit Inventory hereunder and the purchase price associated with the acceptable portion of the In Transit Inventory contained in any particular shipment shall be paid from the In Transit Inventory Escrow Account in accordance with Section 2.2. Any rejected goods will be delivered by Purchaser to Seller, or as Seller reasonably directs, and title thereto shall never pass to Purchaser. Non-Conforming, but otherwise usable and undamaged, items of In Transit Inventory may not be rejected by Purchaser and shall be deemed sold to, and accepted by, Purchaser, and Purchaser shall have all rights against the vendor of such goods relative to the non-conformity thereof to the applicable purchase order.

     1.3.3 Work-In-Process Inventory:
           -------------------------
           The Work-In-Process Inventory corresponding with Seller's Perpetual Book Inventory listing set forth in Schedule 1.1.11(iii) to be attached hereto at Closing, and updated through the Reconciliation procedure set forth in Section 2.5, will be delivered to Purchaser, and title relative thereto shall pass to Purchaser, at Closing.

     1.3.4 Finished Goods Inventory:
           ------------------------
           The Finished Goods Inventory corresponding with Seller's
           Perpetual Book Inventory listing as set forth in Schedule
           1.1.11(iv) to be attached hereto at Closing, and updated through the Reconciliation procedure set forth in Section 2.5, will be delivered to Purchaser, and title relative thereto shall pass to Purchaser, at Closing.

     1.3.5 Returns:
           -------
           As Returns are received by Seller, the purchase price associated therewith shall be ascertained and the amount thereof shall be released from the Returns Escrow Account specified in
           Section 2.3. This mechanism shall continue through and including August 31, 1998. Any monies remaining in the Returns Escrow Account as of close of business, August 31, 1998, shall be released back to Purchaser.

1.4  Assets to be Sold Free of Encumbrances:
     ---------------------------------------
     Except as may be specified herein, the Assets are sold by the Seller to Purchaser free and clear of any and all liens, encumbrances, or claims of any third person, firm or entity whatsoever.

     2.    PURCHASE PRICE - PAYMENT:
           ------------------------
As full payment for the sale and transfer of the Assets by Seller to Purchaser, Purchaser shall pay to Seller a total consideration ("Total Purchase Price") calculated as follows:

2.1  Cash - Warehoused Raw Material Inventory, Work-In-Process Inventory and
     -----------------------------------------------------------------------
     Finished Goods Inventory:
     ------------------------
     At Closing, the Perpetual Book Inventory Value (determined in accordance with generally accepted accounting principles) of the Warehoused Raw Goods Inventory, Work-In-Process Inventory and Finished Goods inventory respectively shall be determined. The sum of $500,000 shall be subtracted from such Perpetual Book Inventory Value and the result multiplied times 72.5%. The result so obtained will be the amount paid by wire transfer by Purchaser to Seller at Closing and such amount shall be applied towards the final purchase price for all items specified in Schedules 1.1.11(i), 1.1.11(iii) and 1.1.11(iv) which will be determined through the Reconciliation procedure set forth in Section 2.5.

2.2  Cash - Escrow - In Transit Inventory:
     ------------------------------------
     Based upon the records of Seller, immediately prior to Closing, Schedule 1.1.11(ii) itemizing all In Transit Inventory will be updated and finalized and a Verifiable Book Value (as defined in Section 2.7) thereof shall be specified on such Schedule. An amount equal to 100% of such Verifiable Book Value shall be deposited by Purchaser by wire transfer into an account at a mutually agreeable financial institution ("In Transit Inven-tory Escrow Account") subject to withdrawal only upon the signatures of both Seller and Purchaser. As In Transit Inventory shipments are received and processed in the manner specified in Section 1.3.2, the purchase price associated therewith shall be withdrawn from the In Transit Inventory Escrow Account and paid to Seller and delivery and title thereto shall pass to Purchaser at the time of such payment. Risk of loss of In Transit Inventory shall repose in Seller until payment is received therefor. After all In Transit Inventory Shipments have been received and processed in the manner set forth and contemplated in Section 1.3.2, any monies remain-ing in the In Transit Inventory Escrow Account shall be the property of Purchaser and remitted to Purchaser.

2.3  Cash - Escrow - Returns:
     -----------------------
     Based upon the records of Seller, immediately prior to Closing, the parties have made a good faith estimate of $425,000.00 as being the approximate
     value of the anticipated post-Closing Returns.   An amount equal to 72.5%
     of such estimate ($308,125.00) shall be deposited by Purchaser by wire transfer into an account at a mutually agreeable financial institution ("Returns Escrow Account") subject to withdrawal only upon the signatures of both Seller and Purchaser. On or before the fifth (5th) business day of each month after Closing, Seller and Purchaser shall prepare and sub-mit to the other a written list of Returns received by either during the immediate preceding Calendar month. Within five (5) business days there-after, the parties shall reconcile their respective lists of Returns to make: (i) a list of Returns made during the preceding Calendar month to which they both agree ("Agreement List"); and (ii) a list of Returns as to which there is no agreement as to whether such are Returns hereunder ("Disagreement List"). The purchase price associated with the Returns itemized on the Agreement List shall be equal to 72.5% of the standard cost value thereof, and this amount shall be forthwith withdrawn from the Returns Escrow Account and paid to Seller and delivery and title thereto shall pass to Purchaser at the time of such payment. If a Disagreement List results from the above-described process, then the parties shall, within five (5) days after communication of the Disagreement List to both of them, agree upon a single independent accountant to decide what items on the Disagreement List are Returns for which Seller is entitled to pay-ment from the Returns Escrow Account. If the parties are unable to agree on an independent accountant to resolve the controversy, they shall each advise the other in writing within five (5) days thereafter, of the identi-ty of an acceptable independent accountant, and the two accountants so chosen shall resolve the issue among themselves and if unable to do so, they shall chose a third accountant who will resolve the controversy.
     If either party fails to chose an accountant, the accountant chosen by the other party shall decide the dispute. Upon resolution of the dispute, Seller shall be entitled to withdraw the purchase price associated with any items on the Disagreement List that are determined to be valid Returns and title thereto shall pass to Purchaser at the time of such pay-ment. Risk of loss of Returns shall repose in Seller until payment is received therefor. The process specified in Section 1.3.5, as implement-ed through this Section 2.3, shall continue through and including close of business (EST), August 31, 1998. Any monies remaining in the Returns Escrow Account at that time shall be remitted to Purchaser and any Returns not actually received and paid for by that time shall be considered to remain the property of Seller. The Returns that remain the property of Seller may be disposed of by Seller in any manner it may chose, except that Seller may not sell to a group of customers (not to exceed 20) identified by Purchaser, provided, however, that Purchaser shall have the right of first refusal to purchase such Returns from Seller on the same terms and conditions that Seller would otherwise have disposed of same.

2.4  Cash - Tangible and Intangible Assets:
     -------------------------------------
     Immediately prior to the Closing, all Schedules specified or referred to in Sections 1.1.1 through 1.1.10 relating to Tangible and Intangible Assets shall be updated, finalized and attached hereto. The total purchase price of the Tangible and Intangible Assets shall be $200,000 and will be payable by Purchaser to Seller by wire transfer, at Closing.

2.5  Reconciliation After Closing:
     ----------------------------
     The parties understand, acknowledge and agree that there may well be discrepancies between the actual physical inventory listings for the Warehoused Raw Material Inventory, Work-In-Process Inventory and Finished Goods Inventory and the Perpetual Book Inventory listings therefor as carried at Closing on the books of LIG, together with the values associated therewith. It is agreed that a reconciliation ("Reconciliation") between the Perpetual Book Inventory listing and values at Closing and the actual inventory listing and values will occur within seven (7) business days after Closing through the cooperation of Purchaser and Seller using the Seller's existing computer and record keeping systems. If, after applying the formula specified in Section 2.1, the Reconciliation shows that the amount of cash to be paid pursuant to Section 2.1 should have been greater than that actually paid, then within five (5) business days after receipt of such Reconciliation, Purchaser shall remit to Seller the full amount of the shortfall. Conversely, if the Reconciliation shows that the purchase price paid by Purchaser to Seller pursuant to Section 2.1 was more than should have been paid, then, within five (5) business days after receipt of the Reconciliation, Seller shall remit an amount equal to the excess to Purchaser. In conjunction with the Reconciliation, Schedules 1.1.11(i), 1.1.11(iii) and 1.1.11(iv) shall be updated and modified to reflect the actual items and values therefor, and the revised Schedules shall replace and supersede the corresponding Schedules attached to this Agreement at Closing.

2.6  Allocation of Purchase Price:
     ----------------------------
     The Total Purchase Price shall be allocated for tax purposes as set forth in the immediate preceding Sections 2.1, 2.2, 2.3, 2.4 and 2.5. Each of the Parties agrees to report this transaction for federal tax purposes in accordance with such allocations.

2.7  Definition of Verifiable Book Value:
     -----------------------------------
     As used herein "Verifiable Book Value" shall mean the cost basis for any asset being sold hereunder as carried on the books of LIG and which are established and maintained through generally accepted accounting principles.

     3.    ASSUMPTION OF CONTRACTS AND OBLIGATIONS:
           ---------------------------------------
Purchaser agrees to assume only those contracts and obligations of Seller listed in Schedule 3. It is expressly understood and agreed that Purchaser shall not be liable for any of the obligations or liabilities of Seller of any nature, kind or character other than those specifically assumed by Purchaser under this
Section 3.

3.1  Payment of Outstanding Purchase Orders:
     --------------------------------------
     Relative to Cook Bates purchase orders which relate to goods, supplies and materials to be received by the Cook Bates business and are outstand-ing as of Closing ("Outstanding Purchase Orders"), the following process will be applicable:

     3.1.1 Review of Purchase Records:
           --------------------------
           At Pre-Closing, Purchaser shall review the Cook Bates purchase records in order to determine: (i) the identity of the vendors associated with each Outstanding Purchase Order; (ii) the method committed to by Seller for payment thereof; (iii) the segregation of goods meant to be received and utilized by Cook Bates [in those instances where Outstanding Purchase Orders commingle the ordering of goods for Cook Bates and other business divisions or entities]; and (iv) the status relative to the delivery of those supplies and goods to be received by Cook Bates under the Outstanding Purchase Orders [e.g. not shipped, shipped but not received, received but not processed, etc.]. An itemization of such materials, supplies and goods ("Outstanding Purchase Order Items") shall be compiled indicating for each item the identity of the vendor, purchase order number, description of the goods, quantity, unit of measure, date shipped, terms of sale, bank, expiration debit date, and the amount. The compiled listing of Outstanding Purchase Order Items will be attached hereto at Pre-Closing as Schedule 3.1.1.

     3.1.2 Purchaser's Payment of Outstanding Purchase Order Items:
           -------------------------------------------------------
           Purchaser will assume and pay for all amounts owing under the Out-standing Purchase Order Items and will coordinate payment, or make new arrangements for payment, thereof with each vendor involved.

3.2  Outstanding Letters of Credit:
     ------------------------------
     Within ten (10) business days after Closing, Purchaser shall replace the outstanding amounts of any of Seller's open letters of credit which are in place to cover any open purchase orders for items which are not considered "in transit" as set forth in Schedule 3.2. For items which are considered "in transit" at Closing, Seller understands, acknowledges and agrees that its letters of credit covering same shall remain in full force and effect to be drawn against by the applicable vendors in accord-ance with the terms thereof.

3.3  Existing Promotion Programs:
     ---------------------------
     Pacer will assume the liabilities and costs associated with the sales promotion programs itemized in the attached Schedule 3.3. Relative to any other promotion programs, the parties will resolve the benefit and lia-bility issues by good faith negotiations utilizing the basic premise that pre-Closing benefits inure to Seller and post-Closing benefits inure to Purchaser.

     4.    TRANSACTION RELATED TAXES:
           -------------------------
Seller shall pay all sales and use taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of any state and local real and personal property taxes associated with the business of Seller's Cook Bates. Purchaser shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period prior to the Closing.

     5.    CLOSING:
           -------
If the Pre-Closing specified in Section 5.3 occurs (which will be evidenced by the execution of this Agreement by all parties), Closing of the transactions contemplated by the within agreement ("Closing") shall automatically, without further action of any nature, be deemed to take place at the office of LIG's counsel in this transaction, Geralyn G. Humphrey, HANNOCH WEISMAN, 4 Becker
Farm Road, Roseland, New Jersey 07068-3788 at 12:01 a.m. on March 4, 1998 ("Closing Date"). Between the time of Pre-Closing on March 2, 1998 and the time of Closing, the Business shall not be operated in any manner by Seller except for emergency situations and the taking of usual routine contacts from vendors and customers of the Business. From the time of Pre-Closing to Closing, Seller will not deal with any other persons, firms or entities relative to the sale of the Business. The Pre-Closing shall be considered to be the same as a "Sit Down" closing in all respects except for the automatic Closing as set forth above, and shall be conducted by the parties and, if present, their respective legal counsel. Seller and Purchaser do hereby agree to act in conformity with the following:

5.1  Pre-Closing Deliveries of Seller:
     --------------------------------
     At the Pre-Closing (as that term is defined in Section 5.3), Seller shall deliver the following:

     5.1.1 Agreement: Four (4) copies of the within Agreement originally executed by Seller.

     5.1.2 Schedules: Copies of all Schedules to the within Agreement with a written statement that Seller has approved same for attachment hereto or, in lieu of any particular Schedule required herein for the benefit of Seller, a written statement of waiver of the requirement thereof.

     5.1.3 Certifications and Resolutions: Resolutions of Seller's board of Directors, certified by a duly authorized officer of LIG, in form satisfactory to counsel for Purchaser, authorizing the execution and performance of this Agreement and all actions to be taken by Seller under this Agreement. Seller shall deliver the following certifi-cations and Resolutions, each dated as of Closing and indicating that they are valid as of that date:

           (a) A certification that, assuming the transactions contemplated by the within Agreement Close, there are no agreements to which Seller is a party or of which Seller is aware, whether oral or written, under which there would exist any rights of any third party to purchase all or any portion of the Assets.

           (b) A certification identifying all officers and members of the board of directors of Seller.

           (c) A certification executed by a duly authorized officer of Seller certifying that all shareholders action necessary to effect the sale of Assets as contemplated herein has been obtained, or, if not obtained, none was required.

     5.1.4 Instruments of Transfer: Instruments of assignment and transfer for all assets being sold hereunder including, but not limited to, bills of sale, assignments of intellectual property rights and licenses
           (or replacements therefore which specify Purchaser as being the owner thereof), rights under agreements, trademarks, tradenames, patents, patent applications, patent licenses, shop rights, and other property, tangible or intangible, except as may be expressly provided in Section 1.2 as an Excluded Asset.

     5.1.5 Opinion Letter of Seller's Counsel: The opinion of Seller's counsel dated as of the Closing Date, in form and substance satisfactory to Purchaser and its counsel.

     5.1.6 Certificate of Products Liability Insurance: The certificate of products liability insurance as required pursuant to Section 10.3.

     5.1.7 Further Documents: Seller, at any time on or after Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reason-ably be requested by Purchaser for the purpose of assigning, trans-ferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and trans-ferred under this Agreement. If requested by Purchaser, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights, or benefits that are transferred to Purchaser under this Agreement and that require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this paragraph shall be solely at Purchaser's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller.

5.2  Pre-Closing Deliveries of Purchaser:
     -----------------------------------
     At the Pre-Closing, Purchaser shall deliver the following:

     5.2.1 Agreement: Four (4) copies of the within Agreement originally executed by Purchaser.

     5.2.2 Payment to Seller: Arrangement for the wire transfer of funds to the trust account of Seller's Counsel (pursuant to instruction provided by said Counsel) in an amount equal to the cash required to be paid to Seller pursuant to the provisions of Sections 2.1, 2.2,
           2.3 and 2.4.

     5.2.3 Schedules: Copies of all Schedules to the within Agreement with a written statement that Purchaser has approved same for attachment hereto or, in lieu of any particular Schedule required herein for the benefit of Purchaser, a written statement of waiver of the requirement thereof.

     5.2.4 Certifications and Resolutions: Certified resolutions by Purchaser's Board of Directors, in form satisfactory to counsel for Seller, authorizing the execution and performance of this Agreement and all actions to be taken by Purchaser under this Agreement. Purchaser shall deliver the following certifications and resolutions, each dated as of Closing and indicating that they are valid as of that date:

           (a) A certification executed by a duly authorized officer of Purchaser certifying that all of Purchaser's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

     5.2.5 Instruments of Assumption: Any instruments of assumption of liabi-lities of Purchaser in form and substance satisfactory to Seller's counsel and fully executed by Purchaser.

     5.2.6 Opinion Letter of Purchaser's Counsel: The opinion letter of Purchaser's counsel dated as of the Closing Date, in form and substance satisfactory to Seller and its counsel.

     5.2.7 Further Documents: Purchaser, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further documents, assurances, and instruments, reasonably requested by Seller, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Seller to carry out the terms hereof.

5.3  The Pre-Closing and Delayed Closing:
     ------------------------------------
     The Pre-Closing and Closing shall occur through the parties and their counsel doing the following:

     5.3.1 At the Pre-Closing, attach copies of required Schedules to the within Agreement to the duplicate originals thereof and distribute one copy each to the Purchaser and Purchaser's attorney and one copy each to Seller and Seller's attorney.

     5.3.2 At the Pre-Closing Purchaser will wire transfer (pursuant to wiring instructions provided by Seller's Counsel to Purchaser) to said Counsel's trust account, an amount equal to that required to be paid by Purchaser to Seller at Closing pursuant to Section 2.1. 2.2, 2.3 and 2.4.

     5.3.3 At the Pre-Closing, deliver instructions to Seller's Counsel as to disbursement of the funds deposited by Purchaser as of Closing, specifying the amount to be released to Seller at Closing, and the identity of the financial institution accounts and amounts to be deposited therein at Closing relative to the In Transit Inventory escrow Account and Returns Escrow Account (Sections 2.2 and 2.3).

     5.3.4 On the date of Closing, deliver all instruments of transfer (Section 5.1.4) from Seller in favor of Purchaser to Purchaser.

     5.3.5 On the date of Closing, deliver all instruments of assumption (Section 5.2.6) to Seller.

     5.3.6 On the date of Closing, deliver the written certifications and resolutions required of Seller to Purchaser.

     5.3.7 On the date of Closing, deliver the written certifications and resolutions required of Purchaser to Seller.

     5.3.8 On the date of Closing, deliver the opinion letter of Seller's counsel to Purchaser.

     5.3.9 On the date of Closing, deliver the opinion letter of Purchaser's counsel to Seller.

     If, through the good faith efforts of both Seller and Purchaser, the Pre-Closing contemplated herein cannot be accomplished on Monday , March 2, 1998, and if the time for the Pre-Closing and/or Closing is not further extended through the mutual agreement of Purchaser and Seller, then none of the deliveries of Seller or Purchaser shall be deemed to have occurred, and the within agreement shall be of no further force or effect whatsoever as between the parties.

     6.    SELLER'S REPRESENTATIONS AND WARRANTIES:
           ---------------------------------------
For purposes of making the within representations and warranties, the term "Seller" shall refer to LIG and LRC North America, Inc. (which is selling here-by certain intellectual properties as described under Section 1.1.1 and Schedule
1.1.1 but only gives such representations and warranties to the extent requir-ed by the context hereof). Seller covenants and warrants to Purchaser that at the time it executes the within Agreement and continuously thereafter through and including the Closing:

6.1  Organization:
     ------------
     LIG is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do interstate and intrastate business and is in good standing in all other jurisdictions in which it is required to be qualified to conduct business therein.

     LRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do interstate and intrastate business and is in good standing in all other jurisdictions in which it is required to be qualified to conduct business therein.

6.2  Structure:
     ---------
     LIG is a wholly owned subsidiary of LRC North America, Inc., a Delaware Corporation, which in turn is a wholly owned subsidiary of New Bridge Hold-ings (BV), a Dutch Corporation, which in turn is a wholly owned subsidiary of Dakin Brothers, LTD, a United Kingdom Corporation, which in turn is a wholly owned subsidiary of London International Group plc, a United Kingdom Corporation which is the ultimate parent entity ("LIGplc").

6.3  Cook Bates:
     ----------
     Cook Bates (assets of which are being purchased pursuant to the terms hereof) is a division (as opposed to a subsidiary) of LIG and "Cook Bates" is, in essence, a fictitious business name through which LIG conducts the business.

6.4  Power and Authority:
     --------------------
     Seller and LRC North America, Inc. each has the corporate power and autho-rity to execute, deliver and perform this Agreement and to execute, deliver and perform any other instruments required to be delivered to Purchaser at or prior to Closing (collectively "Seller's Transaction Documents").

6.5  Authorization:
     -------------
     The execution and delivery by each Seller of this Agreement and Seller's Transaction Documents, and the performance by Seller of any of their obligations under this Agreement and Seller's Transaction Documents have been duly and validly authorized through appropriate corporate action necessary in connection therewith.

6.6  Enforceability:
     ---------------
     This Agreement is, and when executed and delivery at or prior to Closing, each of Seller's Transaction Documents will be, the legal, valid and bind-ing obligations of the respective Sellers, enforceable against them in accordance with their respective terms, except as may be limited by bank-ruptcy and other similar laws affecting the rights of creditors generally.

6.7  Validity of Contemplated Transactions:
     -------------------------------------
     Neither the execution nor delivery of this Agreement or any of the Seller's Transaction Documents by Seller, nor the performance or consummation of the transactions contemplated by this Agreement and Seller's Transaction Documents, conflicts with, or constitutes a breach of, or a default under:
     (i) the Charter, Articles of Incorporation or Bylaws of any Seller; (ii) any applicable law, or any applicable judgment, order, writ, injunction or decree of any court in effect as of the date hereof; or (iii) any agreement, indenture, instrument or contract to which any Seller is now a party or by which any Seller is bound which would have a material adverse impact upon LIG's ability to transfer title to the assets being purchased hereunder. Consummation of the transactions contemplated here-by will not cause the creation or imposition of any lien, charge or encum-brance on any of the properties of Seller's Cook Bates division being sold hereunder.

6.8  Financial Statements:
     --------------------
     Sellers have presented to Purchaser, and Purchaser has reviewed, unaudited financial statements ("Financial Statements") associated with the Business. Such have been prepared in accordance with generally accep-ted accounting principles consistently followed by Seller throughout the periods indicated, and fairly present the financial position of Cook Bates in all material respects as of the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated. Purchaser is aware that allocations for general LIG expenses and overhead to its Cook Bates Division were made and Seller represents that such allocations were believed to be reasonable.

6.9  Absence of Specified Changes:
     -----------------------------
     Since the effective date of the latest Financial Statements relative to Cook Bates referred to in the immediate preceding Section 6.4, there has not been any:

     6.9.1 Transaction by Seller's Cook Bates business except in the ordinary course of business as conducted on that date;

     6.9.2 Change in accounting methods or practices (including, without limit-ation, any change in depreciation or amortization policies or rates) by Seller relative to its Cook Bates business;

     6.9.3 Commencement or notice or threat of commencement of any civil liti-gation or any governmental proceeding against or investigation of the affairs of Seller relative to its Cook Bates business;

6.10 Assets of Cook Bates:
     ---------------------
     The following specifies the assets of Cook Bates being sold hereunder to
     Purchaser:

   6.10.1 Inventory: All items included in the Inventory (Section 1.1.11) are the property of Seller. No items included in the Inventory have been pledged as collateral, are encumbered in any manner (unless Purchaser has expressly assumed the encumbrance), or are held by Seller on consignment from others.

   6.10.2 Tangible and Intangible Personal Property: The tangible and intan-gible property being sold hereunder (all Assets except Inventory) constitutes all tangible and intangible personal property being used by Seller for the conduct by Seller of its Cook Bates business as now conducted.

   6.10.3 Trade Names, Trademarks and Copyrights: Schedule 1.1.1 to this Agreement is a schedule of all trade names, trademarks, servicemarks and copyrights and their registrations, owned or used by Seller relative to its Cook Bates operations, or in which it has any rights or licenses, together with a brief description of and status of each. To the knowledge of Seller, none of the items described in Schedule
           1.1.1 infringes on any trade name, trademark, servicemark, or copy-right belonging to any other person, firm or corporation. Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, servicemarks, trade names, or applications for them, or any copyrights being sold hereunder and the use there-of by Purchaser and/or its assigns does not, to the knowledge of Seller, and will not, conflict with, infringe on, or otherwise violate any rights of others. Seller has the right to sell or assign to Purchaser all owned trademarks, trade names, servicemarks, and all such licenses and other rights associated with its Cook Bates business except the license under which Seller has the right to use the Oleg Cassini brand name, the assignment of which requires the consent of Oleg Cassini, Inc. for its transfer and assignment to Purchaser.

   6.10.4 Patents and Patent Rights: The patents listed in Schedule 1.1.1 are in full force and effect and are not subject to any taxes, main-tenance fees, or actions. There have been no interference actions or other judicial, arbitration, or other adversary proceedings con-cerning the patents or applications for patents listed in Schedule
           1.1.1. To the knowledge of Seller, the manufacture, use, or sale of the inventions, models, designs and systems covered by the patents listed in Schedule 1.1.1 do not violate or infringe on any patent or any proprietary or personal right of any person, firm or corporat-ion; and Seller has not infringed, or is it now infringing, on any patent or other right belonging to any person, firm or corporation. Relative to the patent rights being sold hereunder, Seller is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula relative to its Cook Bates business.

   6.10.5 Trade Secrets and Similar Items: Seller has the right and authority to use and to transfer to Purchaser such inventions, trade secrets, processes, models, designs and formulas used by Seller to enable it to conduct, and to continue to conduct, all phases of the Business in the manner presently conducted by it, and such use, to Seller's knowledge, does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

   6.10.6 Business Name: Seller represents, warrants, and covenants that Seller has the right to use the Cook Bates name for and in connection with the Business and that Seller has not granted and will not grant to any other person, firm, or for Seller, the right to use, and that Seller will not itself use the Cook Bates name in any capacity what-soever after the Closing; it being specifically acknowledged, under-stood and agreed that such is one of the Assets being sold by Seller to Purchaser hereunder. As to other trade or business names (e.g. "Gem" and "Cosmetco") used or available to be used by the Business, Seller represents, warrants, and covenants that Seller has the right to use such names for and in connection with the Business and such is within the Assets being sold by Seller to Purchaser hereunder.

   6.10.7 Title and Status of Assets: Seller has good and marketable title to all the respective Assets and interests in Assets, whether personal, mixed, tangible or intangible, which constitute all the assets and interests in assets that are used in the business asso-ciated with Seller's Cook Bates Division, and which are being sold pursuant to the terms of this Agreement. All these Assets are free and clear of restrictions on or conditions to transfer or assign-ment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions.

   6.10.8 Customers and Sales: The list of customers of Cook Bates given by Seller to Purchaser prior to Closing and associated sales information relative to each is true, correct and accurate to the best knowledge of Seller. Seller has no information, or is it aware of any facts, indicating that any of these customers intend to cease doing business with Seller's Cook Bates Division or materially alter the amount of the business they are presently doing with Seller's Cook Bates Division.

   6.10.9 Vendors: The list of vendors of Cook Bates given by Seller to Purchaser prior to Closing and associated contact and historical information relative to each is true, correct and accurate to the best knowledge of Seller. Seller has no information, or is it aware of any facts, indicating that any of these vendors intend to cease doing business with Seller's Cook Bates Division or materially alter their relationship with the Business.

   6.10.10 Representative, Output, Requirements, and Other Contracts: Relative to the Cook Bates business conducted by Seller, Seller is not a party to, nor is any of its property bound by, any output or require-ments agreement.

6.11 Compliance With Laws:
     --------------------
     Seller and Cook Bates hereby represent and warrant with regard to all federal, state, and local laws that:

   6.11.1 Export Administration Amendments: To Seller's knowledge, relative to the Business, Seller is not in violation of any provision of the Export Administration Amendments of 1977 or the Foreign Corrupt Practices Act of 1977 as the same may have been amended from time to time.

   6.11.2 No Payments to Governmental Officials: To Seller's knowledge, Seller has not directly or indirectly paid or delivered any fee, commis-sion, or other money or property, however characterized, to any finder, agent, governmental official, or other party, in the United States or any other country, that is in any manner related to the Business and that Seller knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. Seller has not participated, directly or indirectly, in any boycott or similar practice affecting any of its actual or potential customers with respect to the Business.

6.12 Litigation:
     ----------
     There is not pending, or, to the best knowledge of Seller, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Seller's Cook Bates business, assets, or financial condition.

6.13 Interest in Customers, Suppliers and Competitors:
     ------------------------------------------------
     Seller has no direct or indirect interest in any competitor, supplier, or customer of Cook Bates.

6.14 Full Disclosure:
     ---------------
     None of the representations and warranties made by Seller, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

6.15 Warranties Exclusive:
     --------------------
     Except for the express representations and warranties made by Seller in this Agreement or in any of Seller's Transaction Documents, Seller makes no warranties, express or implied, concerning the Assets. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY OR MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHETHER OR NOT SELLER HAS BEEN MADE AWARE OF ANY SUCH PURPOSE. Seller further disclaims any warranty whatsoever as to the creditworthiness of Seller's customers or the condition of any of the Tangible or Inventory portion of the Assets. Purchaser specifically acknowledges that, except for the express representations and warranties made by Seller in this Agreement or in any of Seller's Transaction Documents, the Assets are purchased "AS IS" in all respects.

6.16 Limited Remedies:
     ----------------
     Purchaser will have no right to rescind this Agreement as a remedy for a breach of any representation or warranty made by Seller in this Agreement or in any of Seller's Transaction Documents. Seller shall have no liability for lost profit damages of Purchaser and consequential damages to Purchaser shall be limited to an amount not to exceed $4,800,000.00.

     7.    PURCHASER'S REPRESENTATIONS AND WARRANTIES:
           -------------------------------------------
           Purchaser represents and warrants to Seller that:

7.1  Organization:
     ------------
     Purchaser is a corporation duly organized, existing, and in good standing under the laws of the State of California. The execution and delivery of this Agreement and the consummation of this transaction by Purchaser has been duly authorized, and no further corporate authorization is necessary on the part of Purchaser.

7.2  Power and Authority:
     -------------------
     Purchaser has the corporate power and authority to execute, deliver, and perform this Agreement and to execute, deliver and perform the other instruments required to be delivered to Seller at or prior to Closing (collectively "Purchaser's Transaction Documents").

7.3  Authorization:
     -------------
     The execution and delivery by Purchaser of this Agreement and the Purchaser's Transaction Documents and the performance by Purchaser of its obligations under this Agreement and the Purchaser's Transaction Documents, have been duly and validly authorized by the Directors of Purchaser, and Purchaser has taken all other corporate action necessary in connection with the foregoing.

7.4  Enforceability:
     --------------
     This Agreement is, and when executed and delivered at Closing each of Purchaser's Transaction Documents to which Purchaser is a party will be, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms except as may be limited by bank-ruptcy and other similar laws affecting the rights of creditors generally.

7.5  Validity of Contemplated Transactions:
     -------------------------------------
     Neither the execution nor delivery of this Agreement nor any of Purchaser's Transaction Documents by Purchaser nor the performance by Purchaser of the transactions contemplated by this Agreement and the Purchaser's Transaction Documents conflicts with, or constitutes a breach of, or default under:
     (i) the Charter, Articles of Incorporation or Bylaws of Purchaser; (ii) any applicable law, or any applicable judgment, order, writ, injunction or decree of any court in effect at the date of this Agreement; or (iii) any agreement, indenture, instrument or contract to which Purchaser is now a party or by which any Seller is bound which would have a material adverse impact upon Purchaser's ability to perform its obligations under this Agreement and the other Purchaser's Transaction Documents.

7.6  Ability to Consummate Transaction:
     ---------------------------------
     Purchaser has the present financial and other ability to consummate the transaction to which Purchaser is a party contemplated by this Agreement and the other Purchaser's Transaction Documents.

7.7  Further Consents and Approvals:
     -------------------------------
     No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state government regulatory authority is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement. It is acknowledged that disclosure of the within acquisition and the terms associated therewith to the SEC within the appropriate time period after closing will be required.

     8.    BULK SALES ACT MATTERS:
           ----------------------
Purchaser waives compliance with the provision of any state's Uniform Commercial Code relating to bulk transfers in connection with the sale of the Assets. However, such waiver shall in no way be construed to operate as a release of Seller of its obligation to pay all debts associated with any of its businesses which arose prior to Closing, and Buyer shall have no liability on account thereof. Seller agrees to indemnify and hold Buyer free and harmless from any claims made by creditors of Seller relative to debts of Seller which arose prior to Closing. Nothing in this Section shall estop or prevent either Purchaser or Seller from asserting as a bar or defense to any action or proceeding brought under any applicable Bulk Sales Act that it does not apply to the sale contemplated under this Agreement. The indemnification procedures set forth in Section 10.1, and only the procedures, shall be used in dealing with any indemnification required hereunder.

8.1  Indemnification and Guarantee Required of LIGplc:
     ------------------------------------------------
     In consideration of the waiver given by Purchaser in this Section, Seller has obtained, and a condition to Closing is, the written agreement (in form and substance satisfactory to Purchaser's counsel) of London Inter-national Group plc, the ultimate parent entity of Seller, to indemnify and guarantee the payment of any creditor that might raise a claim against Purchaser under any Bulk Sales Act. The period for such guaranty shall be the same as the statute of limitations under any applicable Bulk Sales Act for the bringing of a creditors action thereunder.

     9.    PURCHASER'S OBLIGATIONS BEFORE CLOSING:
           --------------------------------------
Purchaser agrees that, unless and until the Closing has been consummated, Purchaser and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Seller, any data and/or information with respect to the Cook Bates business of Seller obtained in connection with this transaction or Agreement, except insofar as that data and information may be required by law to be included in Purchaser's proxy statement in connection with a meeting of its shareholders if the same be required by the Securities Exchange Act of 1934, as amended, and the general rules and regulations issued under that Act. If the transactions contemplated by this Agreement are not consummated, Purchaser will return to Seller all data and information that Seller may reasonably request, including, but not limited to, worksheets, test reports, manuals, lists, memoranda and other documents prepared by or made available to Purchaser in connection with this transaction.

9.1  Purchaser's Assistance:
     ----------------------
     Purchaser will use its best efforts to assist Seller in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Purchaser of any and all properties, assets, and agreements, including agreements with the United States government or any of its agen-cies, to be assigned and transferred under the terms of this Agreement.

9.2  Resale Certificate:
     ------------------
     Purchaser agrees to furnish any necessary resale certificate or other documents reasonably requested by Seller to comply with the provisions of any applicable sales and use tax laws, but, if sales and/or use tax is applicable to any of the Assets being sold hereunder, Seller shall pay same.

     10.   SELLER'S OBLIGATIONS AFTER CLOSING:
           ----------------------------------
           After Closing, Seller shall have the following obligations:

10.1 Seller's Indemnification:
     ------------------------
     Seller shall protect, indemnify, defend, and hold harmless Purchaser, its parents and subsidiaries, and their respective officers, directors, employees, successors and assigns from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, consequential damages (subject to the limitations set forth in Section 6.16), interest, penalties, and expenses (including without limitation, reasonable attorney fees, costs and expenses incurred and defending against the assertion of such liabilities) that Purchaser, its parents and subsi-diaries, and their respective officers, directors, employees, successors and assigns shall or may sustain, incur or suffer, with or without the commencement of legal action), which arise, result from, are based upon, or relate to: (i) any breach by Seller of any of Seller's representations, warranties, covenants, or agreements in this Agreement, or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller under this Agreement; (ii) liabilities claimed or established by third parties relative to the placement into the stream of commerce of any Cook Bates product prior to Closing ["Prior Products"]; and/or (iii) debts, liabilities and claims that may be asserted by third parties under any applicable Bulk Sales Act. Purchaser shall promptly notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply and shall give Seller a reasonable opportunity to defend the same at Seller's own expense and with counsel of Seller's own selection; provided that Purchaser shall at all times also have the right to fully participate in the defense at its own expense.
     If Seller shall, within a reasonable time after such notice, fail to defend, Purchaser shall have the right, but not the obligation, to under-take the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including, without limitation, any federal or state tax proceeding), then Purchaser shall make available all infor-mation and assistance that Seller may reasonably request.

10.2 Seller's Non-Competition:
     ------------------------
     In consideration of the Purchaser Closing the transactions contemplated by the within Agreement, LIG agrees that it will not, at any time within the five (5) year period immediately following the Closing Date, directly or indirectly, engage in, or have any interest in, any person, firm, cor-poration or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity throughout the world, which activity is the same as, similar to, or competitive with any activity now engaged in by Seller's Cook Bates business. The provisions of this non-competition covenant shall be assign-able to any successor in interest of all or any portion of the Cook Bates business as it may be conducted by Purchaser after Closing and may be enforced by any such successor in interest against Seller. The sale, use, or exploitation of U.S. Patent No. 4,943,462 (Section 1.2.5) by Seller shall not be a violation or breach of Seller's non-competitions covenant set forth immediately above.

   10.2.1 Indemnification from Related Entities Competition: If any entity controlling, controlled by, or under common control with Seller (including, but not limited to, all intervening parents and the ultimate parent of Seller) would be deemed to be in violation of the above non-competition covenant if it were the Seller, then LIG shall fully indemnify and hold Purchaser free and harmless from all damages of any nature, kind or character, on account thereof, including the recovery of reasonable attorney fees whether or not litigation or arbitration is commenced or prosecuted by Purchaser. This indemnifi-cation provision shall control over any inconsistent provision contained elsewhere in this Agreement or in any document related thereto. The indemnification procedures set forth in Section 10.1, and only the procedures, shall be used in dealing with any indemni-fication required hereunder. The indemnification provided for here-under will survive Closing for so long as the non-competition covenant of Seller set forth above remains in effect and as to issues of indemnification outstanding at the end of such period, the indem-nification requirement hereunder will continue for as long as the issue is unresolved.

   10.2.2 Construction of Covenant Not to Compete: The parties intend that the non-competition covenant contained immediately above shall be construed as a series of separate covenants, one for each county in all of the States of the United States of America, and any govern-mental subdivision of any other country within the world. Except for geographic coverage, each such separate non-competition covenant shall be deemed identical in terms to the non-competition covenant contained immediately above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this section, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate non-competition covenants to be enforced.

   10.2.3 Confidential Information: Seller further agrees not to divulge, communicate, use to the detriment of Purchaser or for the benefit of any other person or persons, or misuse in any way, any confident-ial information or trade secrets of Purchaser, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data. Seller acknowledges and agrees that any information or data that Seller may have acquired on any of these matters or items was received in confidence and as a fiduci-ary of Purchaser.

   10.2.4 Change of Name: Seller [broadly defined as set forth in Section 6] agrees that immediately after the Closing Date it will take all action required to change any name under which it does business so that such do not include the words Cook Bates or a name similar thereto and from and after the Closing Date, Seller [broadly defined as set forth in Section 6] will not engage in any business or activity which it previously conducted under the Cook Bates division of LIG.

10.3 Products Liability Insurance:
     -----------------------------
     For a period of four (4) years after Closing, Seller shall keep and main-tain in full force and effect an occurrence (as opposed to claims made) form of products liability insurance to cover any and all claims of liab-ility from the existence and/or use of Prior Products (products placed into the stream of commerce by the Business prior to Closing) in an amount equal to a minimum of $5,000,000.00 per occurrence/$10,000,000 in the aggregate, naming Purchaser as an additional insured thereunder, with cancellation thereof being allowed only upon at least thirty (30) day notice to Purchaser, and a certificate of such insurance shall be delivered to Purchaser through Escrow at Closing. If cancelled, Seller shall insure that a replacement policy is obtained so that uninterrupted coverage to the required limits is kept in full force and effect during the four (4) year period. From and after Closing, Purchaser will maintain, for a period of four (4) years, products liability insurance covering products which it places into the stream of commerce from its operation of the Business with limits customarily maintained by it.

10.4 Transition Facilitation by Seller:
     ---------------------------------
     Commencing upon Closing, Seller agrees to provide the following transition facilitations to Purchaser for up to one hundred twenty (120) days after Closing ("Transition Period"):

   10.4.1 General Administration Support Services: During the Transition Period, Seller shall, to the extent reasonably requested by Purchaser to facilitate the business transition from Seller's management to Purchaser's management, provide invoicing, check writing (except payroll), purchasing, and related reports, and the like under the supervision and ultimate control of Purchaser.

   10.4.2 Production Facility Support: The Production Facility will be made available to, and may be used by, Purchaser by Seller during the Transition Period, and, in addition to providing such physical plant, Seller shall provide sufficient personnel and labor so that the manu-facturing and production operations associated with the Business, as carried on under Purchaser after Closing, will be able to continue.

   10.4.3 Distribution Center Support: In order to facilitate the transition of Purchaser into its own warehouse and shipping facilities, Seller agrees that for a period commencing with Closing and continuing for up to one hundred twenty (120) days thereafter, it will provide product warehousing and shipping at the Distribution Center for those Cook Bates products produced by Purchaser during that period of time. During the Transition Period, the amount to be paid by Purchaser for

           Distribution Center support under this Section 10.4.3 shall be $15,000.00 per month excluding freight charges, the amount of which will be reimbursed by Purchaser to Seller in the same manner as the direct expense reimbursements set forth in Section 10.4.4 below.

   10.4.4 Cooperation - Reimbursement of Costs by Purchaser to Seller: Seller and Purchaser will make reasonable accommodations, one to the other, relative to the providing and using of facilities and services during the Transition Period, including without limitation the continuation of product manufacturing and packaging at the same or higher levels than exist at Closing. Purchaser has requested, and Seller agrees, that Seller initially after Closing retain all employees associated with the Business except for Andrew Mann. On the Closing Date, Purchaser will wire transfer to Seller (pursuant to instructions given by Seller) an amount equal to 50% of the agreed estimated costs to be incurred by Seller under Sections 10.4.1 and 10.4.2 for March 1998. Thereafter, around the first day of each calendar month during the remainder of the Transition Period, Seller shall present an invoice to Purchaser itemizing the actual costs incurred by it under Sections 10.4.1 and 10.4.2, for the immediate preceding month, shall credit the estimated amount paid by Purchaser for such preceding calendar month, add the amount owing for the preceding calendar month under Section 10.4.3, and the amount of the result shall be wire transferred by Purchaser to Seller within one business day after receipt of such invoice. By way of example and not by way of limitation, direct cost reimbursement will include, direct labor costs, direct facilities costs (rent, utilities, taxes, etc.), but will not include any of Seller's allocations for corporate expenses and costs. The pro rata portion of any facility or service shared between Seller and Purchaser during the transition period will be considered a direct cost, reimbursable to Seller hereunder. Seller will have no liability to Purchaser, or otherwise, with respect to the facilitations provided under Section 10.4.1, 10.4.2, 10.4.3, and
           10.4.4. Commencing with Closing, all risk of loss arising relative to the Assets shall pass to Purchaser except as to any Assets for which title passes at a later point in time, in which instances, risk of loss shall pass to Purchaser at the time title thereto passes to it.

   10.4.5 Collections Received by Seller: The Parties acknowledge the like-lihood that payments for invoicing by Purchaser in operating the Cook Bates business from and after Closing may be received by Seller. On a monthly basis, Seller is required to remit to Purchaser the amount of any such payments then held by it with a complete account-ing indicating all invoice numbers, customer identification numbers, and any other reasonably required tracing information. Not more often than once every month during the first six (6) calendar months after Closing, and not more often than once every three (3) calendar months thereafter, Purchaser, through its duly authorized representatives, shall have the right to audit Sellers' cash receipt records to verify the accuracy of the accountings for payments received by Seller which are to be turned over to Purchaser in accordance with the terms of this Section.

   10.4.6 Collections Received by Purchaser: In a like manner as set forth under the immediate preceding Paragraph, Purchaser will remit, on a monthly basis, any of Seller's monies coming into its hand.

   10.4.7 Chargebacks and Other Adjustments from Pre-Closing Transactions: All chargebacks from customers, other than Returns which will be dealt with in the manner set forth in Section 2.3, pricing errors, , rebates, promotions, and the like, arising from Pre-Closing tran-sactions and the Business as conducted by Seller, which result in credits which may be invoked against Purchaser in the operation of its Cook Bates business after Closing, shall be compiled and periodically submitted by Purchaser to Seller for review. To the extent that Seller does not object in writing to Purchaser within ten (10) days after the receipt of such compilation. Seller shall promptly remit the amount thereof to Purchaser. As to items to which Seller objects, Seller and Purchaser will attempt in good faith to negotiate a resolution of the dispute, and if unsuccessful, Purchaser shall be left to any remedy at law or equity available to it.

     11.   PURCHASER'S OBLIGATIONS AFTER CLOSING:
           -------------------------------------
           After Closing, Purchaser shall have the following obligations:

11.1 Purchaser's Indemnity:
     ---------------------
     Purchaser shall protect, indemnify, defend, and hold harmless Seller, its parents and subsidiaries, and their respective officers, directors, employees, successors and assigns, from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, consequential damages (not to exceed $4,800,000.00), interest, penalties, and expenses (including without limitation, reasonable attorney fees, costs and expenses incurred and defending against the assertion of such liabi-lities) that Seller, its parents and subsidiaries, and their respective officers, directors, employees, successors and assigns shall or may sustain, incur or suffer, with or without the commencement of legal action), which arise, result from, are based upon, or relate to the operation of the Business by Purchaser after Closing (including without limitation the Transition Period), any breach of, or failure by, Purchaser to perform any of its representations, warranties, covenants, or agree-ments in this Agreement, or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Purchaser under this Agreement, or which arise from Purchaser's operations from Sellers facilities during the transition period. Seller shall promptly notify Purchaser of the existence of any claim, demand, or other matter to which Purchaser's indemnification obligations would apply and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Seller shall at all times also have the right to fully participate in the defense at their own expense. If Purchaser shall, within a reasonable time after such notice, fail to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of Purchaser. If the claim is one that cannot by its nature be defended solely by Purchaser (including, without limitation, any federal or state tax proceeding), then Seller shall make available all information and assistance that Purchaser may reasonably request.

     12.   PUBLICITY:
           ---------
All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Purchaser and Seller. No party shall act unilaterally in this regard without the prior written approval of the other; however this approval shall not be unreasonably withheld.

     13.   COSTS:
           -----
13.1 Finder's or Broker's Fees:
     -------------------------
     Purchaser represents and warrants that it has not agreed to pay any broker and/or finder in connection with the purchase of the Assets as contemplated by this Agreement, and, as far as Purchaser knows, no broker or other person is entitled to any commission or finder's fee on its account relative thereto. Seller has utilized the services of a broker and/or finder and acknowledges that it is responsible to pay any commission or finder's fee in connection with the Closing of the transactions contem-plated by the within Agreement. Seller and Purchaser each agree to indem-nify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

13.2 Non-Escrow Expenses:
     -------------------
     Each party shall pay all non-escrow costs and expenses incurred or to be incurred by it or them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Seller shall be liable for all fees and costs to produce and deliver to Purchaser at Closing all assignment and transfer documents pursuant to which the items set forth in Schedule 1.1.1 and Purchaser shall be liable for all fees and costs associated with processing, filing and/or recording same with the appropriate governmental agency.

     14.   MISCELLANEOUS PROVISIONS:
           ------------------------
The following general and miscellaneous provisions shall be applicable relative to the within Agreement.

14.1 Parties in Interest - Assignment:
     --------------------------------
     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liabilityof any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement. No party hereto may assign its interest under the with-in Agreement to any third person, firm or entity without the prior written consent of the other party.

14.2 Successors in Interest:
     ----------------------
     Subject to any prohibition against assignment contained herein, the within Agreement shall be binding on, and shall enure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

14.3 Entire Agreement - Modification - Waiver:
     ----------------------------------------
     This Agreement constitutes the entire agreement between the parties per-taining to the subject matter contained in it and supersedes and replaces all prior and contemporaneous agreements, representations, and understand-ings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

14.4 Headings and References:
     -----------------------
     The subject headings of the paragraphs and subparagraphs of this Agree-ment are included for convenience only and shall not affect the construct-ion or interpretation of any of its provisions.

14.5 Interpretations and Definitions:
     -------------------------------
     The language in all parts of this Agreement shall in all cases be simply construed according to its fair meaning and not strict before or against any one party hereto. Unless otherwise provided for herein, or unless the context otherwise requires, the following definition and rules of cons-truction shall apply hereto:

   14.5.1 Number and Gender: In this Agreement the neuter gender includes the feminine and masculine and the singular number includes the plural, and the word "Person" includes corporation, partnership, firm, or association where ever the context so requires.

   14.5.2 Mandatory and Permissive: "Shall," "Will" and "Agree" are mandatory; "May" is permissive.

   14.5.3 Captions: Captions of the articles, sections and paragraphs hereof are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning thereof.

   14.5.4 Parties: "Parties" shall refer to Seller and Purchaser above identified and, if the context requires, the term "Seller" shall refer to LIG, its intervening parents and ultimate parent and any affiliates thereof.

14.6 Recovery of Litigation Costs:
     ----------------------------
     If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

14.7 Further Assurances:
     ------------------
     All of the Parties hereto agree to perform any and all acts and to execute and deliver any and all documents which may be necessary and convenient to carry out the provisions of this Agreement.

14.8 Unique Obligations:
     ------------------
     Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the result-ing damages; accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warrant-ies, covenants, or agreements under this agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it or they may have to rescind this Agree-ment or the transaction consummated by it; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this Agreement or under the law.

14.9 Notices:
     -------
     All notices, requests, demands, and other communications under this Agreement shall be in writing, properly addressed as set forth here-after, and shall be deemed to have been duly given on: (i) the date of service if served personally on the party to whom notice is to be given;
     or (ii) on the day of actual delivery if mailed by first-class mail, registered or certified, postage prepaid, return receipt requested, or sent by recognized overnight delivery service (expedited courier e.g. Federal Express), or (iii) the day of a facsimile transmission thereof provided that a confirmation copy is mailed within one day thereafter:

     To Seller:          LONDON INTERNATIONAL GROUP, INC.
                         Mr. Robert Kaiser, Vice President and
                         General Counsel
                         3585 Engineering Drive, Second Floor
                         Norcross, Georgia 30092
                         (770) 582-2226 [Facsimile]

     with a copy to:     LONDON INTERNATIONAL GROUP, INC.
                         Mr. William L. Ginna, Jr., Vice President
                         -Finance
                         3585 Engineering Drive, Second Floor
                         Norcross, Georgia 30092
                         (770) 582-2235 (Facsimilie)

    To Purchaser:        PACER TECHNOLOGY
                         9420 Santa Anita Avenue
                         Rancho Cucamonga,  California 91730
                         (909) 987-5298 (Facsimilie)

    with a copy to:      Larry K. Reynolds, Esq.
                         REYNOLDS & JENSEN, LLP
                         3233 Arlington Avenue, Suite 203
                         Riverside,  California 92506
                         (909) 682-7312 (Facsimilie)

    Any party may change its address for purposes of this ection by giving the other parties written notice of the new adress in the manner set forth above.

14.10 No Waiver of Breach:
      -------------------
      No failure by either of the parties hereto to insist upon the strict per-formance by any of the other parties hereto of any covenant, agreement, term, or condition hereof, or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such covenant, agreement, term, or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

14.11 Counterparts:
      ------------
      This Agreement and any amendments hereto may be executed in several count-erparts, and all of such executed documents shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same original or the same counterpart.

14.12 Invalidity of Any Term:
      ----------------------
      In the event that any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, the remainder of the terms and provisions of this Agreement shall not be affected thereby in any respect.

14.13 Severability:
      ------------
      If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other conditions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

        15.  NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS:
             ------------------------------------------------------
No representations or warranties whatever are made by any party, except as specifically set forth in this Agreement, or in an instrument, certificate, opinion, or other writing provided for in this Agreement. All statements contained in any of these instruments, certificates, opinions, or other writings shall be deemed to be represetations and warranties under this Agreement. The representations, warranties, and indemninties made by the parties in this Agree-ment or in instruments, certificates, opinions, or other writings provided for in the covenants and agreements to be performed or complied with by the respect-ive parties under it before the closing date shall be deemed to be continuing and shall survive the Closing, and, except in those instances where a different time period is specified, shall expire on the second (2nd) anniversary date fol-lowing the Closing Date, unless a specific claim in writing with respect to these matters shall have been made, or an action at law or in equity shall have been commenced or filed, before this anniversary date. Nothing in this section shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted to be performed, in whole or in part, after the Closing Date. Any limitation period for the survival of the above-specified representations and warranties of Seller shall not apply to any fraudulent breach, representation, or warranty, or to any breach or inaccuracy in any representation or warranty known to Seller on or before the Closing Date.

     16.  COUNSEL:
          -------
Each of the parties hereto has been represented by independent legal counsel of his or its own choosing relative to the subject matters of the within Agreement, and none of the parties is relying on any advice or statements of counsel for any other party hereto in entering into this Agreement. If any party executes this Agreement and has not sought counsel relative thereto, that party affirm-atively represents and warrants that he, she or it is not relying on counsel for any other party hereto to protect his, her or its legal interests relative to the subject matter hereof.

    17.  NO PRESUMPTIONS:
         ---------------
Each party acknowledges that such party has participated, with, at its option, the advice of counsel, in the preparation of this Agreement. No party is enti-tled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity based on any claim that the other party drafted, or controlled the drafting of this Agreement.

                           Execution by Seller

Dated: March 2, 1998                 LONDON INTERNATIONAL GROUP, INC.



                                      By:__________________________________
                                         WILLIAM L. GINNA, JR., V.P.-Finance


                          Joinder by LRC

LRC North America, Inc. hereby joins in the within Agreement to the extent re-quired by the context thereof to ensure that any of the Assets owned by LRC are agreed to be sold by LRC hereunder, and to signify the giving of any represent-ations and warranties attributable to LRC in the Agreement or any related docu-ment.


Dated: March 2, 1998                 LRC NORTH AMERICA, INC.




                                     By:_________________________________
                                        WILLIAM L. GINNA, JR., V.P.-Finance


                     Execution by Purchaser

Dated: March 2, 1998                  PACER TECHNOLOGY



                                      By:_____________________________
                                         JAMES T. MUNN, President